Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President & CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS EPS OF $0.27 vs. $0.25

ON 12% SALES INCREASE FOR SECOND QUARTER ENDED JANUARY 31, 2014

PRIOR YEAR EPS OF $0.25 INCLUDES $0.01 OF NET FAVORABLE ADJUSTMENTS FOR ACQUISITION ACCOUNTING PARTIALLY OFFSET BY SEVERANCE AND RECRUITING EXPENSES

LITTLE FALLS, New Jersey (March 11, 2014) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported net income of $11,126,000, or $0.27 per diluted share, on a 12% increase in sales to a record $119,042,000 for the second quarter ended January 31, 2014. This compares with net income of $10,452,000, or $0.25 per diluted share, on sales of $106,363,000 for the second quarter ended January 31, 2013. For the six months ended January 31, 2014, the Company reported record net income of $22,311,000, or $0.54 per diluted share, on a 15% increase in sales to a record $237,314,000. This compares with net income of $20,028,000, or $0.49 per diluted share, on sales of $206,044,000 for the six months ended January 31, 2013. Results for the prior year’s second quarter and six months ended January 31, 2013 include $0.01 in net favorable adjustments related to acquisition accounting fair value adjustments partially offset by severance and recruiting costs.

Andrew Krakauer, Cantel’s President and CEO stated, “We are pleased to have delivered record sales and solid earnings performance in the second quarter. These positive results confirm the continued success of our strategic approach to growth which includes investing in new product development, sales and marketing programs and acquisitions. Most importantly, for the third consecutive quarter we had strong organic sales growth of 10%.”

Krakauer added, “Financial performance was led this quarter by our Water Purification and Filtration unit where year-over-year sales increased 26%, of which 18% was organic. The record sales in this segment were led by increased shipments of central and portable water purification equipment. Our Medivators Endoscopy business also had excellent organic growth of 13% for the quarter and achieved record sales for the second consecutive quarter. In this segment, organic growth was driven by strength in disinfectant chemicals, procedural products, as well as service and spare parts. Also during the quarter, the Company completed two small but strategically important acquisitions, including Jet Prep Ltd. in the Endoscopy segment and Sterilator Company, Inc. in the Healthcare Disposables segment.

Our strong revenue increases have allowed us to improve earnings, even as we are increasing investments in sales and marketing and new product development. Further, we are taking an aggressive approach in building our international sales, marketing, and operations teams to grow this part of our business in the medium-term. Overall, we expect to continue to accelerate these investments over the next several quarters, while remaining committed to an active global acquisition program.

The Company further reported that its balance sheet at January 31, 2014 included current assets of $147,963,000, including cash of $19,706,000, a current ratio of 3.1:1, gross debt of $74,500,000 and stockholders’ equity of $342,018,000.  Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash flow and EBITDAS.  When compared with the same quarter last year, our EBITDAS grew by 10% to $24,437,000. EBITDAS for the first six months of fiscal year 2014 of $48,585.000 is 12% ahead of the same period in the prior year.” Subsequent to quarter-end on March 4, 2014, the Company significantly increased its overall financial flexibility and access to capital by entering into a $250,000,000 amended and restated credit facility with its existing bank syndicate which established new and improved terms under its revolving credit facility including an expansion of borrowing capacity, a decrease in applicable rates used for borrowings, the ability to borrow in multiple currencies and an extension of the expiration date to March 4, 2019.

Cantel Medical is a leading global company dedicated to delivering innovative infection prevention and control products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives.  Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products, and specialty packaging for infectious and biological specimens. Additionally, we provide technical service for our products.

The Company will hold a conference call to discuss the results for the second quarter ended January 31, 2014 on Tuesday, March 11, 2014 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, March 11, 2014 at 2:00 PM through midnight on May 11, 2014 by dialing 1-877-660-6853 and using conference ID #13577321.

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The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=172344. A replay of the webcast will be available on Vcall for 90 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

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CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2014	2013	2014	2013

Net sales	$119,042	$106,363	$237,314	$206,044

Cost of sales	66,707	61,212	133,480	117,166

Gross profit	52,335	45,151	103,834	88,878

Expenses:
Selling	16,077	13,723	31,841	27,136
General and administrative	15,557	12,382	30,721	24,430
Research and development	2,492	2,183	4,751	4,477
Total operating expenses	34,126	28,288	67,313	56,043

Income before interest and income taxes	18,209	16,863	36,521	32,835

Interest expense	645	791	1,302	1,437
Interest income	(15)	(16)	(28)	(29)

Income before income taxes	17,579	16,088	35,247	31,427

Income taxes	6,453	5,636	12,936	11,399

Net income	$11,126	$10,452	$22,311	$20,028

Earnings per common share - diluted	$0.27	$0.25	$0.54	$0.49

Dividends per common share	$—	$—	$0.05	$0.04

Weighted average shares - diluted	41,493	41,192	41,433	41,116

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31,	July 31,
	2014	2013
Assets
Current assets	$147,963	$150,660
Property and equipment, net	47,072	46,465
Intangible assets, net	76,476	75,929
Goodwill	218,677	211,618
Other assets	2,997	2,999
	$493,185	$487,671

Liabilities and stockholders’ equity
Current portion of long-term debt	$—	$10,000
Other current liabilities	47,524	49,151
Long-term debt	74,500	85,000
Other long-term liabilities	29,143	22,388
Stockholders’ equity	342,018	321,132
	$493,185	$487,671

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

(unaudited)

The reconciliation of EBITDAS with net income for the three and six months ended January 31, 2014 and 2013, respectively, is as follows (in thousands):

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2014	2013	2014	2013

Net income	$11,126	$10,452	$22,311	$20,028

Income taxes	6,453	5,636	12,936	11,399
Interest expense	645	791	1,302	1,437
Interest income	(15)	(16)	(28)	(29)
Depreciation	2,030	1,814	3,967	3,574
Amortization	2,619	2,573	5,245	4,840
Loss on disposal of fixed assets	171	99	296	140

EBITDA	23,029	21,349	46,029	41,389

Stock-based compensation expense	1,408	929	2,556	1,887

EBITDAS	$24,437	$22,278	$48,585	$43,276

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  This measure, however, should be considered in addition to, and not as a substitute or superior to, net income,  cash flows, or other measures of financial performance prepared in accordance with GAAP.